Exhibit 10.1

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of _____, 2019 is by and among Nxt-ID, Inc., a Delaware corporation (“Nxt-ID”), and PartX, Inc., a Delaware corporation (“SpinCo”). Each of Nxt-ID and SpinCo is sometimes referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, Nxt-ID and SpinCo have entered into a Separation and Distribution Agreement (the “Separation Agreement”) which contemplates (i) the separation of SpinCo (the “Separation”) and (ii) the distribution to Nxt-ID’s stockholders of all of the outstanding shares of SpinCo’s common stock (the “Distribution”); and

WHEREAS, in order to ensure an orderly transition under the Separation Agreement it will be necessary for Nxt-ID to provide to SpinCo, and for SpinCo to provide to Nxt-ID, the services described herein during the term of this Agreement.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, it is agreed by and between the parties as follows:

ARTICLE I

FEES AND TERM

1.1    SpinCo Price/Payment. As consideration for the services to be provided to SpinCo by Nxt-ID pursuant to Section 2.1 of this Agreement, SpinCo shall pay to Nxt-ID a fee (the “SpinCo Services Fee”) in accordance with Schedule 2.1. The SpinCo Services Fee shall be payable by SpinCo to Nxt-ID in arrears 15 days after the close of each month (prorated for any partial month) during the term of this Agreement. Any services provided by Nxt-ID to SpinCo beyond the services covered by the SpinCo Services Fee shall be billed to SpinCo at negotiated rates, no less favorable to SpinCo than if SpinCo had received the uncovered service from a third party, or on such other basis as the parties may agree from time to time. The SpinCo Services Fee shall be reviewed and reduced from time to time in accordance with Section 2.3.

1.2    Nxt-ID Price/Payment. As consideration for the services to be provided to Nxt-ID by SpinCo pursuant to Section 3.1 of this Agreement, Nxt-ID shall pay to SpinCo a fee (the “Nxt-ID Services Fee”) in accordance with Schedule 3.1. The Nxt-ID Services Fee shall be payable by Nxt-ID to SpinCo in arrears 15 days after the close of each month (prorated for any partial month) during the term of this Agreement. Any services provided by SpinCo to Nxt-ID beyond the services covered by the Nxt-ID Services Fee shall be billed to Nxt-ID at negotiated rates, no less favorable to the Nxt-ID than if Nxt-ID had received the uncovered service from a third party, or on such other basis as the parties may agree from time to time. The Nxt-ID Services Fee shall be reviewed and reduced from time to time in accordance with Section 3.3.

1.3    Term. The term of this Agreement (the “Term”) shall commence on the date hereof and shall expire one year after the effective date of the Distribution (the “Distribution Date”); provided, however, that either Party shall have the right to terminate any or all of the services such Party is to receive hereunder and cease paying the services fee associated with the terminated services which such Party would otherwise be required to pay therefor upon 30 days written notice to the other Party.

1.4    Additional Services. At any time during the Term, if either Party identifies any service that is needed to assure a smooth and orderly transition of the businesses and operations in connection with the Separation and the Distribution, and that is not otherwise governed by the provisions of this Agreement, the Separation Agreement or any other agreement between the parties, then the parties shall cooperate in determining whether there is a mutually acceptable arm’s-length basis on which one of the parties will provide such service to the other Party in exchange for a fee.

ARTICLE II

SERVICES TO BE PROVIDED BY NXT-ID TO SPINCO

2.1    Services. Nxt-ID agrees to provide the services set forth on Schedule 2.1 (subject to such modification or adjustment as may be mutually agreed upon by the parties) to SpinCo during the Term.

2.2    Details of Performance. Reasonable details of Nxt-ID’s performance of services hereunder may be specified in one or more memoranda signed by the parties and such memoranda shall be deemed incorporated in this Agreement by reference as if recited herein in their entirety.

2.3    Phase Out of Services; Reduction of SpinCo Services Fee. The parties hereby acknowledge that SpinCo will promptly take all steps to internalize the services to be provided herein by acquiring its own staff or outsourcing to third parties. The parties agree to periodically review the level of services being utilized by SpinCo, and from time to time to reduce the SpinCo Services Fee proportionately to account for reductions in the level of services being provided hereunder.

ARTICLE III

SERVICES TO BE PROVIDED BY SPINCO TO NXT-ID

3.1    Services. SpinCo agrees to provide the services set forth on Schedule 3.1 (subject to such modification or adjustment as may be mutually agreed upon by the parties) to Nxt-ID during the Term.

3.2    Details of Performance. Reasonable details of SpinCo’s performance of services hereunder may be specified in one or more memoranda signed by the parties and such memoranda shall be deemed incorporated in this Agreement by reference as if recited herein in their entirety.

3.3    Phase Out of Services; Reduction of Nxt-ID Services Fees. The parties hereby acknowledge that Nxt-ID will promptly take all steps to internalize the services to be provided herein by acquiring its own staff or outsourcing to third parties. The parties agree to periodically review the level of services being utilized by Nxt-ID, and from time to time to reduce the Nxt-ID Services Fee proportionately to account for reductions in the level of services being provided hereunder.

ARTICLE IV

MISCELLANEOUS

4.1    Confidentiality. Neither Party hereto shall use or disclose to any other person at any time, any confidential or proprietary information or trade secrets of the other Party, including, without limitation, its customer lists, programs, pricing and strategies except to those of its employees and those other persons who need to know such information to fulfill such Party’s obligations hereunder, provided that such Party shall require that such other persons agree to keep confidential such confidential or proprietary information or trade secrets. Both parties shall provide to the other Party semi-annually upon such other Party’s written request, a list of all employees whose duties have required access to confidential or proprietary information or trade secrets, and any other employees or other persons who to the actual knowledge of that Party’s officers have had access to such information during the preceding six (6) month period, in each case, designating whether such persons are in the employ of such Party as of the date such list is provided. Both parties agree that all drawings, specifications, data, memoranda, calculations, notes and other materials, including, without limitation, any materials containing confidential or proprietary information or trade secrets of the other Party, furnished in connection with this Agreement and any copies thereof are and shall remain the sole and exclusive property of that other Party and shall be delivered to that Party upon its request.

4.2    No Agency. Both parties shall perform their respective services under this Agreement as an independent contractor. Each Party acknowledges and agrees that it is not granted any express or implied authority to assume or create any obligation or responsibility on behalf of the other Party, or to bind the other Party with regard to third parties in any manner.

4.3    Notices. Any notices required or permitted to be provided pursuant to this Agreement shall be provided in writing via e-mail, certified mail, hand-delivery, telecopier with confirmation or normal mail service, addressed to the recipient Party at its e-mail or standard mailing address set forth on the signature page.

4.4    Force Majeure. In the event that either Party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, or any other cause beyond the reasonable control of the Party invoking this provision, and if such Party shall have used its best efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other Party, then the affected Party’s performance for the period of delay or inability to perform due to such occurrence shall be suspended. Should either Party fail to perform hereunder and shall have provided proper notice to the other Party that it is unable to perform on account of one or more reasons set forth in this section, such Party may obtain replacement services from a third party for the duration of such delay or inability to perform, or for such longer period as such Party shall be reasonably required to commit to in order to obtain such replacement services and the services fee payable by such Party shall be reduced accordingly.

ARTICLE V

GENERAL PROVISIONS

5.1    Entire Agreement. Except as contemplated in Sections 2.3 and 3.3, this Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relative to said subject matter.

5.2    Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of Nxt-ID, SpinCo and their respective successors and assigns.

5.3    Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assignable by either Party without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld.

5.4    Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware applicable to contracts to be performed entirely in that State.

5.5    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

5.6    Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(Signatures Appear On Next Page)

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

NXT-ID:

NXT-ID, INC.

By:
Name:	Gino M. Pereira
Title:	Chief Executive Officer

Address:	285 North Drive, Suite D
Melbourne, FL 32934
Attn: Chief Executive Officer

SPINCO:

PartX, Inc.

By:
Name:	Michael J. Orlando
Title:	President and Chief Executive Officer

Address:	5650 El Camino Real Carlsbad, CA 92008 Attn: Chief Executive Officer

Schedule 2.1

Nxt-ID Services

To be mutually agreed upon by Nxt-ID and SpinCo prior to the Spin-Off. This Schedule may be amended by the parties from time to time by mutual consent.

Schedule 3.1

SpinCo Services

To be mutually agreed upon by Nxt-ID and SpinCo prior to the Spin-Off. This Schedule may be amended by the parties from time to time by mutual consent.

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